Exhibit 10.4

[Execution Version]

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This First Amendment to Convertible Promissory Note (this “Amendment”) is entered into as of October 9, 2026, by and among Envoy Technologies, Inc., a Delaware corporation (the “Company”), Blink Charging Co., a Nevada corporation (the “Holder”), CID HoldCo, Inc., a Delaware corporation (the “Buyer”), and, solely with respect to Sections 2, 6, 7, 8, 9 and 11 hereof, BladeRanger Ltd., an Israeli company (“BladeRanger”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Convertible Promissory Note, dated July 22, 2026, issued by the Company to the Holder in the original principal amount of $12,500,000 (the “Note”), or, where expressly indicated, in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Holder is the holder of the Note, pursuant to which the Principal Balance automatically converts into Conversion Stock immediately prior to the consummation of a Qualified Liquidity Event, including an acquisition, sale or Change of Control of the Company involving total equity consideration of not less than $40,000,000;

WHEREAS, the Buyer, BladeRanger and the Company are parties to that certain Securities Purchase Agreement, dated September 25, 2026, as amended by the First Amendment thereto dated as of the date hereof (as so amended, the “Securities Purchase Agreement”), pursuant to which the Buyer will acquire the outstanding capital stock of the Company (the “Transaction”);

WHEREAS, the parties acknowledge that the Transaction constitutes a Qualified Liquidity Event under the Note and, absent this Amendment, would require conversion of the Note immediately prior to the closing of the Transaction (the “Closing”);

WHEREAS, solely to facilitate the Closing and in reliance upon the agreements and undertakings contained herein and in the Securities Purchase Agreement, the parties have agreed to defer such conversion and permit the Note to remain outstanding following the Closing;

WHEREAS, following satisfaction of the Blink Conversion Conditions, the outstanding Note shall convert into shares of Common Stock of the Buyer, which the Holder shall distribute to its stockholders in accordance with the Securities Purchase Agreement; and

WHEREAS, the parties intend that such deferral shall not constitute a waiver or release of the original conversion rights, the rights and remedies arising under the Note or any rights of BladeRanger under the Purchase Agreement dated June 5, 2026, the Envoy Stockholders Agreement or any other applicable agreement, except as expressly provided herein.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS

The following definitions are added to the Note:

“Buyer Common Stock” means the common stock of CID HoldCo, Inc., par value $0.0001 per share.

“Blink Conversion Conditions” has the meaning set forth in the Securities Purchase Agreement.

“Blink Conversion Date” has the meaning set forth in the Securities Purchase Agreement.

“Blink Conversion Shares” means 2,166,667 shares of Buyer Common Stock, subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and similar events and to reduction to reflect any prior Forced Conversion in accordance with this Amendment.

“Blink Distribution” has the meaning set forth in Section 4.4(c) of the Securities Purchase Agreement.

“Deferred Conversion” means the conversion of the Note otherwise required immediately prior to the Closing pursuant to Sections 1.3 and 3.1 of the Note.

“Forced Conversion” has the meaning set forth in Section 5 of this Amendment.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated September 25, 2026, among the Buyer, BladeRanger and the Company, as amended by the First Amendment thereto dated October 8, 2026.

2. LIMITED DEFERRAL OF CONVERSION UPON THE TRANSACTION

2.1 Acknowledgment of Qualified Liquidity Event. The parties acknowledge and agree that the Transaction constitutes a Qualified Liquidity Event within the meaning of the Note and that, absent this Amendment, the Principal Balance would automatically convert into Conversion Stock immediately prior to the Closing pursuant to Sections 1.3 and 3.1 of the Note.

2.2 Deferral. Notwithstanding Sections 1.3 and 3.1 of the Note, the Holder hereby consents to the consummation of the Closing without conversion of the Note, and the parties agree that the Deferred Conversion shall not occur immediately prior to or in connection with the Closing. The Note shall remain outstanding following the Closing, subject to the terms of this Amendment.

2.3 Limited Nature of Deferral. The deferral contemplated by this Section 2 is granted solely in connection with the Transaction and in reliance upon the performance by the Holder of its obligations under this Amendment and the Securities Purchase Agreement. Except as expressly provided herein, such deferral shall not constitute a waiver, release, termination, extinguishment or satisfaction of any rights or obligations arising under the Note, including the rights associated with a Qualified Liquidity Event, the Ownership Floor, conversion at maturity and conversion following an Event of Default.

2.4 No Closing Conversion or Transfer. The Holder shall not be required to convert the Note into shares of the Company’s capital stock, execute a joinder as a Seller under the Securities Purchase Agreement or transfer Company Shares to the Buyer as a condition to the Closing.

3. CONVERSION INTO BUYER COMMON STOCK

3.1 Mandatory Conversion. Subject to the terms of this Amendment, upon satisfaction of the Blink Conversion Conditions, the entire then-outstanding Principal Balance shall automatically convert, on the Blink Conversion Date, into the Blink Conversion Shares, without any further action by the Holder, the Company or the Buyer.

3.2 Issuance. Within one Trading Day (as defined in the Securities Purchase Agreement) after the Blink Conversion Date, the Buyer shall issue in the name of the Holder and deliver the Blink Conversion Shares to the Holder or, at the Holder’s direction, to its designated distribution agent, in book-entry form, duly authorized, validly issued, fully paid and nonassessable.

3.3 Conversion Consideration. The parties acknowledge that the Blink Conversion Shares represent the consideration agreed to be issued in respect of the Holder’s twenty percent (20%) economic interest contemplated by the original Transaction structure. Upon the valid issuance and delivery of all Blink Conversion Shares required pursuant to this Amendment, the Principal Balance shall be deemed satisfied in full, except for any rights or obligations expressly surviving such conversion.

3.4 Partial Conversions. If any portion of the Note has previously been converted pursuant to Section 5, the number of Blink Conversion Shares issuable under this Section 3 shall be reduced in accordance with the adjustment mechanics set forth in Section 5, so that no portion of the Principal Balance is converted more than once.

3.5 No Conversion Upon Stockholder Approval Alone. Receipt of Stockholder Approval shall not, by itself, trigger conversion of the Note. The conversion contemplated by this Section 3 shall occur only upon satisfaction of all Blink Conversion Conditions.

4. BLINK DISTRIBUTION; CONTINUING OBLIGATIONS

4.1 Distribution Obligation. The Holder irrevocably agrees that, following conversion pursuant to Section 3, it shall distribute all Blink Conversion Shares to its stockholders, pro rata and for no consideration, substantially concurrently with, and in any event no later than ten (10) Business Days following, the Blink Conversion Date, in accordance with Section 4.4(c) of the Securities Purchase Agreement.

4.2 Cooperation. The Holder shall take all actions reasonably necessary to effect the Blink Distribution, including establishing the applicable record date, appointing a distribution agent, providing necessary instructions and complying with applicable securities laws and exchange requirements.

4.3 No Alternative Disposition. Except as expressly permitted by the Securities Purchase Agreement, the Holder shall not sell, transfer, pledge or otherwise dispose of any Blink Conversion Shares in lieu of the Blink Distribution.

4.4 Survival. The Holder’s obligations under this Section 4 shall survive conversion and satisfaction of the Principal Balance. The conversion of the Note shall not discharge, terminate or otherwise impair such obligations or the remedies available for their breach.

5. FORCED CONVERSION

5.1 Conversion Right. If at any time while any portion of the Note remains outstanding (A) if the Buyer’s Chief Financial Officer determines in good faith and acting reasonably that the Buyer’s stockholders’ equity, as will be reported in the Buyer’s balance sheet for the most recently completed annual or quarterly (or, if applicable, semiannual) period prepared in accordance with GAAP that is to be filed with the U.S. Securities and Exchange Commission will be less than $3,000,000, or (B) the Buyer receives any notice, determination or inquiry from the Trading Market relating to the Buyer’s compliance with Nasdaq Listing Rule 5550(b)(1) (or any successor rule), then the Buyer shall have the right, exercisable on one or more occasions by written notice to Blink (each, a “Forced Conversion Notice”), to require the conversion of such portion of the then-outstanding principal amount of, and accrued and unpaid interest on, the Envoy Convertible Note (up to 100%) (the “Conversion Amount”) as the Buyer determines in good faith is necessary to cause the Buyer’s stockholders’ equity to equal or exceed $3,000,000 (each, a “Forced Conversion”) in order to maintain compliance the stockholder’s equity continued listing requirements of the Trading Market. Any Forced Conversion and Forced Conversion Notice pursuant to this Section 5.1 shall comply with the requirements of Section 4.4(d) of the Securities Purchase Agreement.

5.2 Conversion Mechanics. The number of shares issuable upon a Forced Conversion shall be determined in accordance with the following formula: (x) if prior to Stockholder Approval, solely into shares of Series C Preferred Stock equal to the Conversion Amount divided by the “Stated Value” of the Series C Preferred Stock set forth in the Certificate of Designation for the Series C Preferred Stock, and (y) following Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Amount divided by the then applicable “Conversion Price” of the Series C Preferred Stock determined in accordance with the Certificate of Designation for the Series C Preferred Stock. A Forced Conversion shall be effective on the third Trading Day following delivery of the Forced Conversion Notice, subject to the applicable terms of the Securities Purchase Agreement, including Section 4.4. In no event shall the number of Blink Conversion Shares issued upon a Forced Conversion exceed in total 2,166,667 shares of Series C Preferred Stock or Common Stock, as applicable.

5.3 Regulatory Limitations. Any Forced Conversion shall be subject to applicable law and the rules of the Trading Market, including any requirement to obtain Stockholder Approval before issuing shares in excess of applicable Nasdaq limitations.

5.4 Adjustment. Upon any Forced Conversion, the outstanding Principal Balance and the number of Blink Conversion Shares otherwise issuable pursuant to Section 3 shall be reduced proportionately, so as to prevent any duplication of consideration.

5.5 Preservation of Rights. Except with respect to the portion of the Principal Balance actually converted, no Forced Conversion shall constitute a waiver, satisfaction or modification of the Holder’s rights under the Note, including rights relating to maturity and Events of Default.

6. FAILURE TO PERFORM; RESTORATION OF RIGHTS

6.1 Material Obligations. The Holder acknowledges that its agreement to convert the Note into Buyer Common Stock and effect the Blink Distribution in accordance with this Amendment and the Securities Purchase Agreement constitutes a material inducement to the Buyer, the Company and BladeRanger to permit the Closing with the Deferred Conversion.

6.2 Failure to Perform. If the Holder:

(a) fails or refuses to comply with its obligations in connection with the conversion contemplated by Section 3, including taking any action intended to prevent or frustrate such conversion after satisfaction of the Blink Conversion Conditions;

(b) fails to consummate the Blink Distribution in accordance with Section 4 and the Securities Purchase Agreement;

(c) transfers, disposes of or encumbers any Blink Conversion Shares in violation of its obligations under this Amendment or the Securities Purchase Agreement; or

(d) otherwise materially breaches any obligation expressly applicable to the Holder under this Amendment or Sections 4.4(b) or 4.4(c) of the Securities Purchase Agreement,

and, to the extent such breach is capable of cure, fails to cure such breach within [five (5) Business Days] following written notice thereof, then the provisions of Section 6.3 shall apply.

None of the following shall constitute an event under this Section 6.2: (x) any failure or delay caused by the unavailability of the Registration Statement or by any act or omission of the Buyer; or (y) any good-faith dispute as to whether a Blink Conversion Condition has been satisfied.

6.3 Restoration of Rights. Upon the occurrence of any event described in Section 6.2, the limited deferral and accommodation granted pursuant to Section 2 shall cease to restrict the enforcement of any rights or remedies otherwise available to the Company, BladeRanger or the Buyer arising from the Holder’s failure to convert the Note in connection with the Qualified Liquidity Event constituted by the Transaction, including any rights to require or compel conversion under the original terms of the Note and any drag-along, specific performance or other rights under the Purchase Agreement dated June 5, 2026, the Envoy Stockholders Agreement or applicable law, in each case to the extent such rights remain legally and practically enforceable following the Closing.

6.4 No Double Recovery. Any remedy exercised under Section 6.3 shall give effect to any portion of the Note previously converted, any Blink Conversion Shares previously issued and any distributions previously completed, so that no party receives duplicative consideration or recovery.

6.5 Equitable Relief. The Holder acknowledges that a breach of its obligations under Sections 3 or 4 may cause irreparable harm for which monetary damages may be inadequate. Subject to applicable law, the Company, the Buyer and BladeRanger shall be entitled to seek specific performance, injunctive relief and other equitable remedies to enforce such obligations, without limiting any other available rights or remedies.

6.6 No Waiver of Independent Rights. Nothing in this Amendment shall limit, waive, release or impair any rights or remedies of BladeRanger under the Purchase Agreement dated June 5, 2026, the Envoy Stockholders Agreement or any other agreement, except solely to the extent expressly provided in Section 2 with respect to the deferral of conversion at the Closing.

7. PRESERVATION OF MATURITY AND EVENT OF DEFAULT RIGHTS

7.1 Continuing Effect. Except as expressly amended hereby, the Note shall remain outstanding and enforceable in accordance with its original terms until the entire Principal Balance has been converted or otherwise satisfied.

7.2 Maturity. If the Blink Conversion Conditions have not been satisfied before the Maturity Date, the Holder shall retain its rights under Sections 1.1 and 3.2 of the Note, including its right to elect conversion at maturity, subject to the terms of this Amendment.

7.3 Events of Default. The rights and remedies arising upon an Event of Default under Section 2 of the Note shall remain in full force and effect with respect to any outstanding Principal Balance, except as expressly modified hereby.

7.4 No Implied Waiver. Neither the Closing, the failure to obtain Stockholder Approval, the failure of the applicable Registration Statement to become effective, nor any Forced Conversion shall, solely by reason thereof, constitute a waiver, cancellation or satisfaction of the Note or the Holder’s rights thereunder.

7.5 Subsequent Qualified Liquidity Events. Notwithstanding anything to the contrary in the Note, no Qualified Liquidity Event occurring after the Closing and prior to the issuance of the Blink Conversion Shares pursuant to Section 3 shall trigger any additional or separate conversion obligation under the Note; provided, however, that the foregoing shall not limit, waive or impair any rights or remedies of the Company, the Buyer or BladeRanger arising from any breach by the Holder of its obligations under this Amendment or the Securities Purchase Agreement, including the rights expressly preserved under Section 6.3 of this Amendment.

8. STOCKHOLDERS AGREEMENT; LOCK-UP

8.1 No Joinder. Notwithstanding Section 11 of the Note, neither the conversion contemplated by Section 3 nor the receipt or distribution of Blink Conversion Shares shall require the Holder or any recipient of Distributed Shares to become a party to the Envoy Stockholders Agreement.

8.2 Lock-Up. The Blink Conversion Shares shall be subject to the lock-up and leak-out provisions expressly applicable to the Holder under Section 4.4(b) of the Securities Purchase Agreement. The Blink Distribution shall be permitted in accordance with Section 4.4(c) thereof.

8.3 Conflicting Provisions. To the extent Sections 8 or 11 of the Note conflict with the provisions of this Section 8, this Section 8 shall control solely with respect to Buyer Common Stock issued pursuant to this Amendment.

9. BLADERANGER RIGHTS; LIMITED THIRD-PARTY BENEFICIARY

BladeRanger is executing this Amendment solely to acknowledge and consent to the deferral contemplated by Section 2 and to confirm the preservation of its rights and remedies as expressly provided herein.

BladeRanger shall be an express third-party beneficiary of Sections 2, 4, 6 and 8 of this Amendment and shall be entitled to enforce such provisions directly against the Holder and the other applicable parties.

For the avoidance of doubt, BladeRanger’s consent to the deferral of conversion at the Closing shall not constitute a waiver or release of its rights under the Purchase Agreement dated June 5, 2026, the Envoy Stockholders Agreement or any other agreement, except solely to the extent necessary to permit the Closing without the Deferred Conversion as expressly contemplated herein.

10. NO OTHER AMENDMENTS

Except as expressly amended hereby, the Note remains unchanged and in full force and effect.

In the event of any conflict between this Amendment and the Note, this Amendment shall control.

In the event of any conflict between this Amendment and the Securities Purchase Agreement concerning the conversion of the Note or the rights and remedies arising under the Note, this Amendment shall control; provided that the provisions of the Securities Purchase Agreement governing the Blink Distribution, lock-up, registration rights and related obligations shall continue to apply in accordance with their terms.

11. MISCELLANEOUS

11.1 Effectiveness. This Amendment shall become effective upon execution and delivery by the Company, the Holder, the Buyer and BladeRanger.

11.2 Amendments. No amendment, modification or waiver of Sections 2, 4, 6, 8 or 9 that would adversely affect the rights of BladeRanger or the Buyer, respectively, shall be effective without BladeRanger’s or the Buyer’s respective prior written consent. No amendment, modification or waiver of any provisions of this Amendment or the Note that would adversely affect the rights of the Holder shall be effective without Holder’s prior written consent.

11.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles.

11.4 Counterparts. This Amendment may be executed in counterparts, including by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

ENVOY TECHNOLOGIES, INC.

By:	/s/ Drew Hopkins
Name:	Drew Hopkins
Title:	President

BLINK CHARGING CO.

By:	/s/ Michael Bercovich
Name:	Michael Bercovich
Title:	Chief Financial Officer

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Name:	Ed Nabrotzky
Title:	CEO

BLADERANGER LTD.

By:	/s/ Shmulik Yannay
Name:	Shmuel Yanay
Title:	Chief Executive Officer

[Signature Pages to First Amendment to Promissory Convertible Note]